Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We

consent

to

the

incorporation

by

reference

in

Registration

Statement

Nos.

333-208324,

333-126958,

333-140042

and

333-
170395 on Form S-8

and in Registration Statement

No. 333-211968

on Form S-3 of our

reports dated September 9,

2022, relating
to the financial

statements of Lesaka

Technologies,

Inc. and the effectiveness

of Lesaka Technologies,

Inc.’s internal

control over
financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2022.
/s/ Deloitte & Touche
Deloitte & Touche

Registered Auditor
Johannesburg, South Africa
September 9, 2022